Exhibit 23.2
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                     Consent of Independent Accountants
                     ----------------------------------




THE BOARD OF DIRECTORS
CARLYLE GOLF, INC.:

We consent to the incorporation by reference in the registration statement (No. 333-26169) on Amendment No. 1 to Form S-3 of Carlyle Golf, Inc. of our report dated April 1, 1997 relating to the balance sheets of Star Point Enterprises, Inc. as of December 31, 1996 and 1995 and the related statements of operations, stockholder's deficit and cash flows for the years then ended, which report appears in the Form 8-K/A (Amendment No. 1) of Carlyle Golf, Inc. dated January 24, 1997.


                                   /s/KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP


Denver, Colorado
May 21, 1997